Exhibit 10.2

JOINT VENTURE & SOFTWARE LICENSE AGREEMENT

This Joint Venture and Software License Agreement (this “Agreement”), is hereby made and entered into on February 29, 2024 (the “Effective Date”) by and between The Odyssey SAS (dba BeOp) (“BeOp”), a company organized under the laws of France and Collective Audience, Inc., a Delaware corporation (“Collective Audience”). BeOp and Collective Audience are sometimes individually herein referred to as a “Party” and collectively as the “Parties.”

RECITALS

A. BeOp is a France-based leader in conversational advertising that has created the Licensed Software, and desires to license and commercialize the Licensed Software exclusively to Collective Audience in the Territory.

B. Collective Audience is a US-based leading innovator of audience-based performance advertising and media and desires to exclusively license and commercialize the Licensed Software in the Territory.

C. The Parties have concurrently executed a binding letter of intent (the “Binding LOI”) pursuant to which, subject to the execution of a definitive agreement and completion of certain closing conditions, including the restructuring of certain indebtedness of BeOp, Collective Audience plans to acquire BeOp.

D. Prior to the closing of the acquisition of BeOp by Collective Audience, the Parties wish to enter into this Agreement, so as to allow Collective Audience to be its exclusive business operator and licensee in North America and to provide certainty as to the respective rights and obligations of the Parties related to the Licensed Software, and document the understanding of the Parties in respect thereof.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants, and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Definitions.

(a) “Affiliate” of a Party, shall mean any entity that is controlled by, controls or is under common control with one Party. For the purposes of this definition, “control” means (i) ownership of more than twenty percent (20%) of the shares of stock entitled to vote for directors in the case of a corporation, or of more than twenty percent (20%) of the membership interests or voting interests or profits interests of a business entity other than a corporation, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of an individual, corporation, or other legal entity, whether through the ownership of voting securities by contract or otherwise.

(b) “Confidential Information” means all information which is in the possession of one of the Parties or which is obtained after the date hereof by a Party and which is disclosed to one or more of the other Partiesprior to or following the date hereof, whether in written, oral, electronic or other form, or to which the other Party is permitted access prior to, during the period of or following the expiration or sooner termination of this Agreement, or otherwise becomes known to the other Party by virtue of this Agreement, which is marked “confidential” or is communicated in confidence or that a reasonable person in like circumstances would consider to be confidential. Confidential Information includes, but is not limited to, know-how, trade secrets, business methods and plans, product development plans, pricing, budgets, and costs and customer information.

(c) “Customer” means a Third Party end user of the Licensed Software and related Services in the Territory.

(d) “Gross Revenue” means total monies received from all Customers in any way connected with the rendering of the Services and Licensed Software in the Territory.

(e) “Historical Territory Business” shall mean any existing Customers and business BeOp currently has in the Territory.

(f) “Intellectual Property” shall mean property, whether or not embodied in any tangible form, that derives from the work of the mind or intellect, including, without limitation, all patent rights, trademarks (including designs, brand names, product names, symbols or logos, and slogans), trade secrets, know-how, specifications, results, diagrams, formulae, inventions (whether or not patentable), software, in object or source code, methods, processes, proprietary information, protocols, schematics, techniques, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, documentation, notebooks, prototypes, samples, studies, and summaries thereof).

(g) “Intellectual Property Rights” shall mean and include, on a worldwide basis, any and all now known or hereafter known tangible and intangible: (i) rights associated with works of authorship including, without limitation, copyrights, moral rights and mask-works; (ii) rights associated with trademarks, service marks, trade names or similar rights; (iii trade secret rights; (iv) patent rights, patents, designs and other industrial property rights; (v) all other Intellectual Property and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise; (vi) all registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter existing, made, or in force (including any rights in any of the foregoing); and (vii) any and all causes of action arising from or related to any of the foregoing.

(h) “Joint Venture” or “JV” refers to the business activities of the Parties, acting as a unit for the purposes of conducting business in the Territory, pursuant to, and in accordance with the provisions of, this Agreement.

(i) “License” has the meaning set forth in Section 7(a).

(j) “License Fee” has the meaning set forth in Section 9(b).

(k) “Licensed Software” means any and all software offered by BeOp as part of its operations.

(l) “Services” means any service offerings related to the sale and support of the Licensed Software.

(m) “Territory” shall mean North America.

(n) “Third Party” shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, other than the Parties, their respective Affiliates and/or any respective subcontractors.

Other capitalized terms may be defined herein in the context in which they appear, and will have the indicated meaning throughout this Agreement.

2. Purpose of the Joint Venture. The purpose of the JV is to market, sell and deliver the Licensed Software and related Services to Customers in the Territory.

3. Ownership of the Joint Venture. This Joint Venture is owned by the Parties in the following percentages. Any corporation subsequently formed to continue the business activities of this Joint Venture will maintain the same ownership percentages, unless modified in writing with the unanimous consent of the Parties: (a) Collective Audience: 100%; and (b) BeOp: 0%; provided, however that, as it relates to Historical Territory Business it will be 100% owned by BeOp and expressly excluded from this Agreement.

4. Responsibilities of Each Party.

(a) BeOp covenants and agrees that:

(i) BeOp will continue to build out the Licensed Software.

(ii) BeOp will make the Licensed Software available for use for Customers; and will, as soon as practicable after discovery thereof, assist with any bugs or issues which may occur within the Licensed Software.

(iii) BeOp will continue to improve upon the Licensed Software on an ongoing basis.

(iv) BeOp will provide business development support, including but not limited to providing access to their contacts for the development of potential sales opportunities in the Territory; and making introductions to potential new Customers in the Territory.

(v) BeOp will provide logistical and administrative support with respect to the Licensed Software and related Services as is currently operated in the Territory prior to this Agreement.

(vi) Notwithstanding the foregoing, BeOp retains sole and complete ownership of any Intellectual Property arising from or related to the creation of the unique instance and configuration of the Licensed Software, and the Intellectual Property Rights therein and related thereto, and grants a license to the Collective Audience to utilize the Licensed Software, subject to and in accordance with the provisions of, the terms and conditions set forth herein.

(b) Collective Audience covenants and agrees that:

(i) Collective Audience will provide business development support, including but not limited to providing access to their contacts for the development of potential sales opportunities; and making introductions to potential Customers.

(ii) Collective Audience along with BeOp’s existing sales team in the Territory will additionally work in a sales role, communicating directly with potential Customers to close and execute the sale of Services to such potential Customers (the “Service Sales”). This role includes, but is not limited to: web conferences, calls, meetings and travel as necessary to generate Service Sales, and negotiation of fees for Services to be provided.

(iii) Collective Audience will serve as the primary account services liaison with Customer; including but not limited to participating in meetings, travel, and assistance in resolving any customer service issues or project challenges which may arise during the process of providing the Services to Customer.

5. Reporting.

(a) BeOp’s work will be made available for inspection at any time upon request of Collective Audience.

(b) Upon request, any of the Parties shall provide to the other Parties any appropriate reports, which shall specify with particularity, the progress on any other extant projects or Services being performed pursuant to this Agreement.

(c) The Parties shall maintain appropriate logs of their activities connected with the execution of the purpose of this JV, and shall provide such logs for inspection at the request of the other Parties as soon as practicable after a request therefor, and in any event, within five (5) days therefrom.

(d) In the event either Party (a “Defaulting Party”) fails to perform on its obligations herein contemplated, the other Party may demand that it do so. Such demand is valid only if made in writing, and the Party who has failed to perform shall have thirty (30) days to cure any such failure, at the end of which time the other Party shall have the option to terminate their relationship with the Defaulting Party. If such termination occurs, any fees which may be due to the Defaulting Party by the other Party shall be forfeited, and if the Defaulting Party shall owe any fees to the other Party, they shall be immediately due and payable upon the termination of the relationship with the Defaulting Party, as herein contemplated.

6. Expenses. Any and all costs incurred by the Parties as part of their participation in the JV, including but not limited to employee wages, business expenses, travel, phone, internet hosting, software development, meals and lodging, will be the sole responsibility of the Party incurring those costs, unless separately and unanimously agreed in writing by the Parties.

7. License Agreement.

(a) Subject to the terms and conditions hereof, BeOp hereby grants to Collective Audience a limited, exclusive and non-transferable (except as provided herein) right, in the Territory, during the term of this Agreement and any renewals hereof to: (a) commercialize the Licensed Software for the intended purpose of generating Services and Service Sales for the JV; (b) create and manage content within the Licensed Software; (c) market, promote and otherwise discuss the Licensed Software with potential Customers (collectively, the “License”). For the avoidance of doubt, upon execution of this Agreement, BeOp will cease any new business or operations in the Territory, but will be able to continue to service Historical Territory Business only.

(b) Collective Audience shall not: (a) license, use, make available or distribute all or any part of the Licensed Software to any Third Party except as outlined below under “Service Sales,” (b) provide the Licensed Software to third parties without charge; (c) provide Licensed Software to an Affiliate of Collective Audience; (d) distribute the Licensed Software pursuant to a public or open source license; or (e) change or in any way modify any proprietary rights notices which appear in the Licensed Software.

8. Service Sales.

(a) Service Sales may only be executed by Collective Audience with the support of BeOp’s core team.

(b) Any agreement to provide Services or Licensed Software to a new Customer shall require the signature of both Parties in order to be a valid and binding obligation on either of the Parties.

9. Payment for Services; License Fee.

(a) Revenue Share. Gross Revenue generated under this Agreement will be received and earned 100% by Collective Audience, except for Historical Territory Business, which will be retained 100% by BeOp (the “Revenue Share”).

(b) License Fee. As consideration for the License, Collective Audience shall pay to BeOp a license fee of an aggregate of €150,000 (the “License Fee”), payable in three (3) monthly installments of €50,000 commencing on March 1, 2024.

(c) All Revenue Shares or License Fees paid are exclusive of local, state, federal and international sales, value added, excise and other taxes and duties of any kind. Each Party shall be responsible for payment of taxes and duties of any kind payable with respect to fees received arising out of or in connection with this Agreement.

10. Term, Termination. The Term of this Agreement is for a period of ninety (90) days from the opening of the insolvency proceedings with the Commercial Court of Paris by BeOp (the “Initial Term”) which may be renewed upon mutual consent of the Parties. This Agreement may be terminated (i) automatically upon Collective Audience’s completion of the acquisition of BeOp, or (ii) upon the termination of the insolvency proceedings.

11. Obligations. Neither Party may obligate the other Party to provide any Services, payment, or to take any other action outside of those expressly contemplated pursuant to this Agreement. Any obligations arising from agreements to perform Services and any and all other activities which may be undertaken with respect to the actions of the JV will be documented with separate, appropriate agreements and will only be valid if signed by the Parties connected with the undertaking of those projects.

12. Warranties. Each Party represents, warrants and covenants to the others that (i) its obligations under this Agreement do not and will not conflict with or cause a breach of any other contract or obligation of that Party, its Affiliates or its or their employees; (ii) it will not knowingly violate any law or regulation or knowingly commit any intentional tort in the performance of this Agreement; (iii) it has the authority to enter into this Agreement, and that any and all action in respect thereof has been taken; (iv) any materials of any nature contributed by it are wholly original material not published elsewhere, will not infringe any copyright, trademark, patent or any other intellectual property right, and will not constitute an infringement of any other kind, of any Third Party. Each Party further represents and warrants that it is not relying upon any other Party for legal advice and that it is solely responsible for obtaining independent legal advice with respect to such adoption and implementation.

13. Indemnification.

(a) Liability between the Parties. With respect to the Services to be performed by each Party pursuant to the terms of this Agreement, subject to the provisions of Section 13(b) hereof, no Party shall be liable to any other Party for any acts or omissions by such Party or its agents, consulting associates, employees or sub-contractors in the performance of such Services, except when said acts or omissions are due to such Party’s willful misconduct or gross negligence.

(b) Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party (an “Indemnified Party”) from and against any and all Losses arising as a result of any breach of its warranties under this Agreement, and any Third Party claims arising from the Services provided by the Indemnifying Party pursuant to this Agreement. The Indemnifying Party shall advance to the Indemnified Party affected any expenses incurred in defending any such proceeding brought hereunder or by a Third Party to the maximum extent permitted by law.

(c) An Indemnified Party making a claim for indemnification from an Indemnifying Party, pursuant to Section 13 hereof (each, a “Claim”), shall promptly give written notice thereof to the Indemnifying Party within a reasonable period of time after the assertion of such Claim, and the Indemnifying Party shall defend the Claim with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that the failure to provide written notice of such Claim within a reasonable period of time shall not relieve the Indemnifying Party of any of its obligations hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure in its defense or settlement of such Claim. The Indemnifying Party shall control the defense of, and any possible settlement of, the Claim. The Indemnifying Party shall not settle any Claim on terms which requires an Indemnified Party to pay, concede, do or not do anything. The provisions of Section 13 are intended to survive the expiration or sooner termination of this Agreement.

14. Confidential Information.

(a) Each Party shall keep all Confidential Information received from the other Party (the “Disclosing Party”) Confidential, using the same degree of care it maintains the confidentiality of its own Confidential Information, but in no event less than reasonable care.

(b) The Party receiving the other Party’s Confidential Information (the “Receiving Party”) shall not disclose or otherwise use the other Party’s Confidential Information except in connection with the performance of its obligations or exercise of its rights hereunder. The Receiving Party shall not disclose the other Party’s Confidential Information to any Third Party other than to such of its Affiliates employees who have a legitimate need to know such Confidential Information to implement the terms of this Agreement or enforce or exercise its rights under this Agreement. The Receiving Party shall advise any employee who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto and such individual shall, as a condition precedent to receipt of such Confidential Information, agree to be bound by the provisions thereof, pursuant to an enforceable, written agreement.

(c) Each Party shall maintain strict controls and procedures so as to restrict access to such Confidential Information to those individuals of their personnel (including the personnel of their affiliates, agents and subcontractors authorized to perform work under this Agreement) who need to know such Confidential Information and who are under an obligation to secrecy pursuant to enforceable, written agreement in existence prior to disclosure thereof. Such personnel will be kept at a minimum. A Party may ask another Party to disclose its internal confidentiality procedures at any time during the term of this Agreement and/or inspect, review and/or approve of written agreements executed by the personnel and/or representatives.

(d) Each Party will immediately notify the other Party of any breach of Confidentiality.

(e) Upon termination of this Agreement, or at any time upon a request therefor by the Disclosing Party, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the Receiving Party’s possession or control, including summaries and/or extracts thereof.

(f) This confidentiality, non-disclosure and non-use provision will not apply to the Receiving Party can demonstrate by competent written evidence in existence prior to the date of disclosure by Disclosing Party:

(i) was known by Receiving Party before the engagement by Disclosing Party or which is independently discovered, after the Parties began a relationship, without the aid, application or use of Disclosing Party’s Confidential Information, as evidenced by reasonable written records in existence prior to the date of disclosure by Disclosing Party;

(ii) was in the public domain at the initiation of the JV or subsequently became publicly available through no fault or action of Receiving Party, or any Affiliate or any agents or representations of any of them; or

(iii) was disclosed to Receiving Party on a non-confidential basis by a Third Party authorized to disclose it.

(g) In no event will either Party be prohibited from disclosing Confidential Information of the other Party to the extent required by law to be disclosed, provided that the disclosing party provides the non-disclosing party with written notice thereof, prior to disclosure, to the extent reasonably practicable, discloses only what is required to be disclosed by law or regulation, and, at the non-disclosing party’s request and expense, cooperates with the non-disclosing party’s efforts to obtain a protective order or other confidential treatment of the Confidential Information required to be disclosed. The information so disclosed shall, notwithstanding the foregoing, remain Confidential Information for the purposes hereof.

(h) The Receiving Party may disclose Confidential Information of the Disclosing Party to a third party to the extent such disclosure is reasonably necessary to: (i) enforce or exercise rights granted under the provisions of this Agreement; or (ii) comply with applicable law. If a Receiving Party deems it necessary to disclose Confidential Information of the Disclosing Party as required by applicable law, such Receiving Party shall give reasonable advance written notice of such disclosure to the Disclosing Party to permit such Disclosing Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, and such Receiving Party shall cooperate with the Disclosing Party in securing such confidential treatment. The Parties shall promptly inform each other as to the activities or inquiries of any such governmental body relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

15. Miscellaneous Provisions.

(a) Choice of Law. This Agreement, and any dispute arising from the relationship between the parties to this Agreement, shall be governed by New York law, excluding any laws that direct the application of another jurisdiction’s laws.

(b) Attorney Fees Provision. In any litigation, arbitration, or other proceeding by which one Party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.

(c) Notice. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) email, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to BeOp:

6 rue du Général Clergerie

Paris, France (75116)

Attn: Louis Prunel

E-mail: lprunel@beop.io

If to Collective Audience:

85 Broad Street, 16-079

New York, NY 10004

Attn: Peter Bordes

E-mail: peter@collectiveaudience.co

Or to such other address as either Party may from time to time specify in writing to the other Parties. Any notice shall be effective only upon delivery.

(d) Modification of Agreement. This Agreement may be supplemented, amended, or modified only by the mutual agreement of the Parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by the Parties.

(e) Entire Agreement. This Agreement, the Binding LOI and all other agreements, exhibits, and schedules referred to in this Agreement constitute(s) the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No party has been induced to enter into this Agreement by, nor is either party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement.

(f) Severability of Agreement. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

(g) Time of the Essence. Time is of the essence in respect to all provisions of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.

(h) Ambiguities. Each Party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against either party.

(i) Waiver. No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

(j) Headings. The headings in this Agreement are included for convenience only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the parties to this Agreement.

(k) Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

(l) Execution. This Agreement may be executed in counterparts and by electronic transmission.

(m) Representation on Authority of Parties/Signatories. Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party’s obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

(n) Force Majeure. No party shall be liable for any failure to perform its obligations in connection with any action described in this Agreement, if such failure results from any act of God, riot, war, civil unrest, pandemic, flood, earthquake, or other cause beyond such party’s reasonable control (including any mechanical, electronic, or communications failure, but excluding failure caused by a party’s financial condition or negligence).

(o) Assignment. Neither party shall voluntarily or by operation of law assign, hypothecate, give, transfer, mortgage, sublet, license, or otherwise transfer or encumber all or part of its rights, duties, or other interests in this Agreement or the proceeds thereof (collectively, “Assignment’), without the other party’s prior written consent. Any attempt to make an Assignment in violation of this provision shall be a material default under this Agreement and any Assignment in violation of this provision shall be null and void.

SIGNED AND AGREED:

COLLECTIVE AUDIENCE, INC.

By:
Name/Title: Peter Bordes, CEO

THE ODYSSEY SAS (DBA BEOP)

By:
Name/Title: Louis Prunel, CEO